                                                                       EXHIBIT D

THIS VOTING TRUST DISSOLUTION AGREEMENT entered into as of 9:00 a.m. Montreal time on August 30, 2000 ("Effective Time").

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
BETWEEN:                        WYANT & COMPANY INC.

                                                                       ("Jimco")

AND:                            DEREK WYANT HOLDINGS INC.

                                                                     ("Derekco")

AND:                            3287858 CANADA INC.

                                                                     ("Lynneco")

AND:                            JAMES A. WYANT

                                                                       ("James")

AND:                            JAMES A. WYANT

                                                              ("Voting Trustee")

AND:                            JOHN DEREK WYANT

                                                                       ("Derek")

AND:                            LYNNE EMOND

                                                                       ("Lynne")

AND:                            McCARTHY TETRAULT,

                                                                  ("Depositary")
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1.   The parties agree to dissolve and terminate as of the Effective Time the
     Voting Trust Agreement entered into on March 14, 1997 among them ("Voting Trust Agreement") to enable James, Derek and Lynne to enter into a Stock Purchase Agreement dated August 30, 2000 with The Estate of Gerald W. Wyant, Perkins Papers Ltd. and Perkins Acquisition Corp. ("Stock Purchase Agreement").


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                                                                          Page 2

2. The parties agree that they will promptly reinstate the Voting Trust Agreement if the Stock Purchase Agreement is terminated prior to the closing of the transactions contemplated by such agreement.

3. The parties will sign all documents necessary to give effect to this agreement.

4. The parties authorize the Depositary to execute such documents as are necessary to register the shares subject to the Voting Trust Agreement in the name of Jimco, Derekco and Lynneco.

5.   This Agreement is governed by the laws of the province of Quebec.




WYANT & COMPANY INC.
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
Per: /s/ James A. Wyant                                    /s/ James A. Wyant
     ------------------                             ----------------------------
         James A. Wyant                                        James A. Wyant


DEREK WYANT HOLDINGS INC.                                  /s/ John Derek Wyant
                                                    ----------------------------
                                                               John Derek Wyant

Per: /s/ John Derek Wyant
     --------------------
         John Derek Wyant
                                                           /s/ Lynne Ellen Emond
                                                    ----------------------------
                                                               Lynne Ellen Emond

3287858 CANADA INC.

Per:  /s/ Lynne Ellen Emond                         McCARTHY TETRAULT
      ---------------------
         Lynne Ellen Emond

                                                    Per:   /s/ Thomas R.M. Davis
                                                    ----------------------------
                                                               Thomas R.M. Davis
       /s/ James A. Wyant
------------------------------------------
         James A. Wyant, as Voting Trustee

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